Exhibit 99.1

Contact:	Investors – Will Lyons, (617) 532.8104, ir@enernoc.com
Media – Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports First Quarter 2009 Financial Results

Megawatt Additions, Utility Contract Wins, and Continued Operating Leverage

Strengthen 2009 Outlook

BOSTON, MA, May 6, 2009 — EnerNOC, Inc. (NASDAQ: ENOC), a leading developer and provider of clean and intelligent energy solutions, today announced financial results for the quarter ended March 31, 2009.

“The first quarter marked another period of high growth for EnerNOC,” said Tim Healy, EnerNOC’s Chairman and CEO. “We experienced the highest quarterly megawatt additions in our company’s history.  These record megawatt additions and high-profile utility contract wins are indicative of continued strong demand for EnerNOC’s capital-efficient demand response and energy efficiency applications aimed at helping businesses and institutions manage and reduce energy costs.”

“The advancements we are making in our innovative smart grid applications are enabling us to continue to increase our gross margin and operating leverage,” Healy added. “Our strong start in the first quarter keeps us on track to deliver positive cash flow from operations in the second half of 2009 and positive GAAP earnings per share in 2010.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the first quarter of 2009 were $18.4 million, compared to $18.6 million for the same period in 2008, a decrease of $0.2 million, or 1%.

Cost of Revenues — Cost of revenues for the first quarter of 2009 totaled $10.5 million, compared to $12.1 million for the same period in 2008, a decrease of $1.6 million, or 13%.

Gross Profit/Gross Margin — Gross profit for the first quarter of 2009 was $7.9 million, compared to $6.5 million for the same period in 2008, an increase of $1.4 million, or 22%. Gross margin was 42.9% for the first quarter of 2009 compared to 34.8% for the same period in 2008.

Operating Expenses — Operating expenses for the first quarter of 2009 were $19.9 million, compared to $18.2 million for the same period in 2008, an increase of $1.7 million, or 9%.

Net Loss —

GAAP Results

GAAP net loss for the first quarter of 2009 was $12.5 million, or $0.63 per basic and diluted share, compared to a net loss of $11.0 million, or $0.57 per basic and diluted share, for the same period in 2008, an increase of $1.5 million, or 14%.

Non-GAAP Results

Excluding stock-based compensation charges and amortization expense related to acquisition-related assets, non-GAAP net loss for the first quarter of 2009 was $9.5 million, or $0.48 per basic and diluted share, compared to a non-GAAP net loss of $8.3 million, or $0.43 per basic and diluted share, for the same period in 2008, an increase of $1.3 million, or 15%.

Cash and Cash Equivalents — As of March 31, 2009, the Company had cash and cash equivalents totaling $54.5 million, a decrease of $6.3 million from cash and cash equivalents as of December 31, 2008.

Business Update

EnerNOC’s first quarter 2009 business highlights included:

•                  Signing utility contracts with seven utilities (Salt River Project, Xcel Energy, Idaho Power, Allegheny Power, Baltimore Gas and Electric, Delmarva Power and Light Company, and Potomac Electric Power Company) to deliver a total of 409 megawatts in those utilities’ service territories.

•                  Increasing its demand response megawatts under management to over 2,700 as of March 31, 2009, an increase of approximately 650 megawatts during the quarter, representing the highest quarterly sales performance in Company history.

•                  Improving its operating leverage during the quarter, as evidenced by an increase in megawatts under management per full-time employee to approximately 7.6 as of March 31, 2009 from 5.3 as of March 31, 2008.

•                  Increasing the number of commercial, institutional, and industrial demand response customers in its demand response network to approximately 2,000 and sites to approximately 4,800 as of March 31, 2009.

•                  Signing a contract with the City of Boston to enroll certain City facilities into the Company’s demand response network.

•                  Signing monitoring-based commissioning (MBCx) energy efficiency contracts with two Fortune 50 companies.

•                  Releasing PowerTrak 5.3, the latest version of the Company’s 5th generation smart grid software application.

•                  Launching PowerTalk, the industry’s first standards-based presence-enabled smart grid communications technology.

Company Update

Subsequent to the end of the first quarter of 2009, the Company:

•                  Increased megawatts under management by approximately 300, a significant amount of which resulted from sales efforts in the PJM Interconnection region, bringing the Company’s total megawatts under management as of the date of this release to over 3,000 across more than 5,000 customer sites.

Financial Outlook

The Company is increasing its revenue and earnings per share guidance for 2009 based on the continued momentum of the Company’s core business and growing receptivity to its new business initiatives. The Company continues to expect to generate positive cash flow from operations in the second half of 2009, and to deliver positive GAAP earnings per share for the year ending December 31, 2010.

Full Year 2009

The Company expects to deliver the following financial results for the year ending December 31, 2009:

•                  Total revenue of $160 million to $172 million (previous guidance was $155 to $170 million);

•                  GAAP net loss per basic and diluted share of $0.93 to $1.04 (previous guidance was a GAAP net loss of $1.00 to $1.20); and

•                  Non-GAAP net loss per basic and diluted share of $0.33 to $0.44 (previous guidance was a non-GAAP net loss of $0.40 to $0.60).

Second Quarter 2009

The Company expects to deliver the following financial results for the quarter ending June 30, 2009:

•                  Total revenue of $38 million to $40 million;

•                  GAAP net loss per basic and diluted share of $0.30 to $0.37; and

•                  Non-GAAP net loss per basic and diluted share of $0.15 to $0.22.

Non-GAAP net loss per share estimates exclude the impact of stock-based compensation charges and amortization expense related to acquisition-related assets.

The above statements are based on current expectations. These statements are forward-looking and actual results may differ materially. The Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Webcast Reminder

EnerNOC will host a conference call today at 5:00 p.m. ET to discuss details regarding its first quarter performance, as well as other forward-looking information about the Company’s business. Domestic callers may access the earnings conference call by dialing 877-741-4248 (international callers, dial 719-325-4812). Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s web site at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.

An audio replay of the earnings conference call will be available shortly after the call and will remain available through May 16, 2009. The replay can be accessed by dialing 888-203-1112 (international callers dial 719-457-0820). The replay passcode for all callers is 5064275.

About EnerNOC

EnerNOC, Inc. is a leading developer and provider of clean and intelligent energy solutions to utilities and electric power grid operators, as well as commercial, institutional, and industrial customers. EnerNOC’s technology-enabled demand response and energy management solutions help optimize the balance of electric supply and demand. The Company uses its Network Operations Center, or NOC, to remotely manage and reduce electricity consumption across a network of commercial, institutional, and industrial customer sites and make demand response capacity and energy available to utilities and grid operators on demand. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, the Company’s ability to generate positive cash flow from operations in the second half of 2009 and to deliver positive earnings for the year ending December 31, 2010, and the future growth and success of the Company’s demand response and energy management solutions, may constitute forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995. In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies. There can be no assurance that such approvals will be obtained. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides non-GAAP net loss and non-GAAP net loss per share data as additional information relating to EnerNOC’s operating results. EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R and amortization expense related to acquisition-related assets, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization expense related to acquisition-related assets in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods. Whenever EnerNOC reports non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except share and per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2009	2008

Revenues	$18,423	$18,612
Cost of revenues	10,525	12,141
Gross profit	7,898	6,471

Operating expenses:
Selling and marketing expenses	8,667	6,474
General and administrative expenses	9,702	9,922
Research and development expenses	1,537	1,772
Total operating expenses	19,906	18,168
Loss from operations	(12,008)	(11,697)
Interest and other income (expense), net	(345)	782
Loss before income tax expense	(12,353)	(10,915)
Provision for income tax expense	(181)	(85)
Net loss	$(12,534)	$(11,000)

Basic and diluted net loss per share	$(0.63)	$(0.57)

Weighted average basic and diluted shares used in computation	19,993,981	19,170,399

EnerNOC, Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$54,469	$60,782
Restricted cash, including non-current	1,105	1,419
Marketable securities	500	2,000
Accounts Receivable, net	9,882	11,150
Unbilled revenue	4,680	11,585
Deposits, including non-current	2,396	2,648
Prepaid expenses and other current assets	3,088	1,535
Property and equipment, net	27,386	26,975
Goodwill and intangible assets, net	18,366	18,535
Other assets	46	65
Total assets	$121,918	$136,694

Liabilities and Stockholders’ Deficit
Accounts payable	$1,087	$1,171
Accrued capacity payments	14,121	18,643
Accrued payroll and related expenses	4,974	6,309
Accrued expenses and other current liabilities	3,159	3,822
Deferred revenue	2,738	2,257
Long-term debt, including current portion	4,552	4,563
Other liabilities	913	709
Stockholders’ equity	90,374	99,220
Total liabilities and stockholders’ equity	$121,918	$136,694

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2009	2008

Cash (used in) provided by operating activities	$(5,326)	$(5,474)
Cash (used in) provided by investing activities	(1,040)	(15,874)
Cash provided by (used in) financing activities	53	(459)
Net (decrease) increase in cash and cash equivalents	$(6,313)	$(21,807)

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation and amortization expense related to acquisition-related assets.. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization expense related to acquisition-related assets provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008

GAAP Net Income	$(12,534)	$(11,000)
ADD: Stock-based compensation	2,819	2,185
ADD: Amortization expense of acquired intangible assets	169	516
Non-GAAP Net Income	$(9,546)	$(8,299)

GAAP earnings per basic and diluted share	$(0.63)	$(0.57)
ADD: Stock-based compensation	0.14	0.11
ADD: Amortization expense of acquired intangible assets	0.01	0.03
Non-GAAP earnings per basic and diluted share	$(0.48)	$(0.43)